PRESS RELEASE

Contact Information:
TXO Partners
Brent W. Clum
Co-CEO and CFO
817.334.7800
ir@txopartners.com

Release Date:
August 5, 2025

TXO PARTNERS DECLARES A SECOND QUARTER 2025 DISTRIBUTION OF $0.45 ON COMMON UNITS; FILES QUARTERLY REPORT ON FORM 10-Q

Fort Worth, TX, August 2025—TXO Partners, L.P. (NYSE, NYSE Texas: TXO) announced today that the Board of Directors of its general partner declared a distribution of $0.45 per common unit for the quarter ended June 30, 2025. The quarterly distribution will be paid on August 22, 2025, to eligible unitholders of record as of the close of trading on August 15, 2025.

“TXO Partners is focused on the longevity and durability of our unique production and distribution partnership within the energy sector. We prioritize financial discipline while building for the future with long-lived legacy properties,” commented Brent W. Clum, Co-Chief Executive Officer & CFO. “For the owners, we are proud to deliver $0.45 per unit this quarter and look forward to the active development projects spanning our portfolio, particularly in three key areas—the Williston Basin, the Permian Basin, and Mancos Shale.”

Gary D. Simpson, Co-Chief Executive Officer, added, “With the closing of the White Rock transaction last week, we continue to enhance the underlying value of TXO with captured exploitation opportunities and an ever-expanding oil resource base in the Bakken. Coupled with last year’s return to the Elm Coulee field, this recent addition expands our production volumes to greater than 10,000 barrels of oil per day. Our 100-plus horizontal drilling locations allow for not only growth visibility but also for planning our pace of distributions over the coming years.”

“Our model is anchored with strong capital allocation focus, robust operating margins and diligence with commodity hedging. We proactively financed this recent purchase with our May equity raise and an upsized credit facility, all providing strategic confidence and stability,” further stated Mr. Clum. “All together, we are constructing TXO Partners to thrive in the volatile marketplace of today and over the long-haul.”

Quarterly Report on Form 10-Q

TXO's financial statements and related footnotes will be available in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which TXO will file with the Securities and Exchange Commission (SEC) today. The 10-Q will be available on TXO's Investor Relations website at www.txopartners.com/investors or on the SEC's website at www.sec.gov.

Non-U.S. Withholding Information
This press release is intended to be a qualified notice under Treasury Regulations Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of TXO’s distribution to foreign unitholders as being attributable to income that is effectively connected with a United States trade or business. Accordingly, TXO’s distributions to foreign unitholders are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulations Section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not TXO, are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign unitholders.

About TXO Partners, L.P.

TXO Partners, L.P. is a master limited partnership focused on the acquisition, development, optimization and exploitation of conventional oil, natural gas, and natural gas liquid reserves in North America. TXO’s current acreage positions are concentrated in the Permian Basin of West Texas and New Mexico, the San Juan Basin of New Mexico and Colorado and the Williston Basin of Montana and North Dakota.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions, although not all forward-looking statements contain such identifying words. These forward-looking statements include our ability to manage our cashflow, our ability to execute our strategy, the timing, amount and area of focus of future investments in our assets and the impacts of future commodity price changes. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made, and it is possible that the results described in this press release will not be achieved. Our assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, including, without limitation, the following: our ability to meet distribution expectations and projections; the volatility of oil, natural gas and NGL prices; our ability to safely and efficiently operate TXO’s assets; our ability to integrate the acquired assets and realize the anticipated benefits of the acquisition; uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; and the risks and other factors disclosed in TXO’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, TXO does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for TXO to predict all such factors.